Acacia Communications Announces Preliminary Fourth Quarter and Full Year 2020 Results

MAYNARD, Mass., January 11, 2021 (GLOBE NEWSWIRE) — Acacia Communications, Inc. (NASDAQ: ACIA) ("Acacia Communications" or "Company"), a leading provider of high-speed coherent optical interconnect products, today announced certain preliminary unaudited financial results for its fourth fiscal quarter and fiscal year ended December 31, 2020.
Preliminary Results for the Fourth Quarter of 2020
•Revenue of $160.0 million to $164.0 million
•GAAP net income of $31.7 million to $35.4 million
•Non-GAAP net income* of $38.3 million to $42.2 million
•GAAP diluted EPS of $0.73 to $0.82
•Non-GAAP diluted EPS* of $0.88 to $0.97
Preliminary Results for the Full Year 2020
•Revenue of $579.3 million to $583.3 million
•GAAP net income of $87.7 million to $91.4 million
•Non-GAAP net income* of $123.5 million to $127.4 million
•GAAP diluted EPS of $2.03 to $2.11
•Non-GAAP diluted EPS* of $2.86 to $2.95

These preliminary unaudited financial results are based on preliminary unaudited information and management's estimates, and are inherently uncertain and subject to revision in connection with the Company's financial closing procedures and finalization of the Company’s financial statements for its fourth fiscal quarter and fiscal year ended December 31, 2020, and any adjustments identified by the Company’s auditors in the course of their review and audit, as applicable, of such financial statements. Actual results and other disclosures for the fourth fiscal quarter and fiscal year ended December 31, 2020 may differ materially from these preliminary unaudited financial results. These preliminary unaudited financial results were not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to projected financial information, but, in the view of the Company’s management, were prepared on a reasonable basis, reflect management’s best currently available estimates and judgments, and present, to the best of management’s knowledge and belief, the Company’s expectations for the fourth fiscal quarter and fiscal year ended December 31, 2020. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to these unaudited preliminary financial results, nor have they expressed any opinion or any other form of assurance on such results, and assume no responsibility for, and disclaim any association with, these preliminary unaudited financial results. These preliminary unaudited financial results should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles (“GAAP”).

*Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures that are not prepared in accordance with GAAP. Please refer below to Use of Non-GAAP Financial Information for descriptions of these non-GAAP financial measures and to the Reconciliation of GAAP Measures to Non-GAAP Measures, attached as Schedule A, for reconciliations of the most directly comparable GAAP financial measures to these non-GAAP financial measures.

Conference Call
Acacia Communications plans to host a conference call and live audio webcast to discuss recent developments, these preliminary unaudited financial results for its fourth fiscal quarter and fiscal year ended December 31, 2020, and the Company's outlook and strategy at 5:00 p.m. Eastern Time today. This call will not include a question and answer session. The live audio webcast of the call, along with the Company's press release and corporate presentation, can be accessed at the Acacia Communications Investor Relations website at http://ir.acacia-inc.com. The U.S. dial-in for the call is (877) 407-8293 (or (201) 689-8349 for non-U.S. callers). Please ask to be joined to the Acacia Communications call. A replay of the conference call will be available until January 18, 2021, at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Acacia Communications Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is (877) 660-6853 (or (201) 612-7415 for non-U.S. callers). The replay access code is 13714805.

Use of Non-GAAP Financial Information
This press release includes non-GAAP financial measures that are not prepared in accordance with, nor an alternative to, GAAP. In addition, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Schedule A of this press release provides reconciliations of Acacia Communications’ most comparable preliminary GAAP financial measures to preliminary non-GAAP net income and preliminary non-GAAP diluted EPS for its fourth fiscal quarter and fiscal year ended December 31, 2020.

Acacia Communications believes that providing these non-GAAP financial measures to investors, in addition to providing the most directly comparable GAAP measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that its management team uses in making many key decisions and evaluating how its results of operations may look in the future. Acacia Communications’ management does not believe that items not involving cash expenditures, such as non-cash compensation related to equity awards, are part of its critical decision making process. Also, Acacia Communications' management does not believe that items such as warranty and other charges arising from a manufacturing process quality issue, certain litigation related costs and settlement reserves outside the normal course of the Company’s business, acquisition related costs or certain adjustments to its valuation allowance against deferred tax assets are reflective of the Company’s underlying operating performance. Further, in connection with the seven-year denial of export privileges imposed on April 15, 2018 by the U.S. Department of Commerce against ZTE, which was subsequently lifted on July 13, 2018, the Company recorded inventory write-offs. Acacia Communications’ management does not believe these write-offs, and any subsequent adjustments as a result of management’s ongoing evaluation of the ZTE inventory, are reflective of the Company’s underlying operating performance. Therefore, Acacia Communications excludes those items, as applicable, from non-GAAP net income and non-GAAP diluted EPS.

Acacia Communications’ non-GAAP financial measures reflect adjustments based on the metrics described below, as well as the related income tax effects. The income tax effect of these non-GAAP adjustments is determined by recalculating income tax expense excluding these adjustments.

Non-GAAP net income and non-GAAP diluted EPS.    Acacia Communications defines non-GAAP net income as net income as reported on the Company’s consolidated statements of operations, excluding the impact of stock-based compensation which is a non-cash charge, as well as warranty and other charges arising from a manufacturing process quality issue, ZTE-related inventory write-offs and subsequent adjustments, certain litigation related costs and settlement reserves, acquisition related costs, the tax effects of those excluded items and certain valuation allowance adjustments against deferred tax assets.

Acacia Communications has presented non-GAAP net income and non-GAAP diluted EPS because the Company believes that the exclusion of the items discussed above facilitates comparisons of its results of operations to other companies in its industry and more accurately reflects the underlying performance of the Company's continuing business operations.

Acacia Communications uses these non-GAAP financial measures to evaluate its operating performance and trends, and make planning decisions. Acacia Communications believes that each of these non-GAAP financial measures helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the Company excludes. Accordingly, Acacia Communications believes that these financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

Acacia Communications’ non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income or diluted EPS, which are the most directly comparable GAAP measures. Some of these limitations are:

•Acacia Communications excludes stock-based compensation expense from each of its non-GAAP financial measures, although it has recently been, and will continue to be for the foreseeable future, a significant recurring expense for its business and an important part of the Company’s compensation strategy;
•Acacia Communications excludes the tax benefits generated from the exercise of non-qualified stock options, the disqualifying disposition of incentive stock options and ESPP shares, and the vesting of restricted stock units, including any excess tax benefits and shortfalls recognized by the Company in the year of the taxable transaction, in calculating its non-GAAP net income and non-GAAP diluted EPS. The Company believes that excluding these tax benefits enables investors to see the full effect that excluding stock-based compensation expense had on the operating results. These benefits are tied to the exercise or vesting of underlying employee equity awards and the price of the Company's common stock at the time of exercise or vesting, which factors may vary from period to period independent of the operating performance of the Company’s business. Similar to stock-based compensation expense, the Company believes that excluding these tax benefits provides investors and management with greater visibility to the underlying performance of its business operations and facilitates comparison with other periods as well as the results of other companies in its industry;
•Acacia Communications excludes warranty and other charges arising from a manufacturing process quality issue from its non-GAAP net income and non-GAAP diluted EPS, as management does not believe the charges are reflective of the Company’s underlying operating performance;
•Acacia Communications excludes certain adjustments to its valuation allowance against deferred tax assets from its non-GAAP net income and non-GAAP diluted EPS measures, as management does not believe the charges are reflective of the Company’s underlying operating performance;
•Acacia Communications excludes ZTE-related inventory write-offs and subsequent adjustments from its non-GAAP net income and non-GAAP diluted EPS, as management believes the activity is not related to the Company’s normal course of business and is not reflective of the Company’s underlying operating performance;
•Acacia Communications excludes certain litigation related costs and settlement reserves from its non-GAAP net income and non-GAAP diluted EPS, if management believes the activity is not related to the Company’s normal course of business and is not reflective of the Company’s underlying operating performance. These expenses may continue in the future; and
•Acacia Communications excludes acquisition related costs from its non-GAAP net income and non-GAAP diluted EPS, as management believes the activity is not related to the Company’s normal course of business and is not reflective of the Company’s underlying operating performance.
Because of these limitations, non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Acacia Communications’ use of non-GAAP financial measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that Acacia Communications will not, in fact, record such items in future periods.

Investors should consider Acacia Communications’ non-GAAP financial measures in conjunction with the corresponding GAAP financial measures.

About Acacia Communications
Acacia Communications develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. By implementing optical interconnect technology in a silicon-based platform, a process Acacia Communications refers to as the “siliconization of optical interconnect,” Acacia Communications is able to offer products at higher speeds and density with lower power consumption, that meet the needs of cloud and service providers and can be easily integrated in a cost-effective manner with existing network equipment. www.acacia-inc.com.

Forward Looking Statements
This press release includes statements concerning Acacia Communications and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding preliminary unaudited financial results for its fourth fiscal quarter and fiscal year ended December 31, 2020. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” “will” or “continue” or the negative of these terms or other similar expressions are intended to help you identify forward-looking statements. The forward-looking statements in this press release are only predictions. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward looking statements. Acacia Communications has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation the finalization of the Company's financial closing procedures and financial statements for the fourth fiscal quarter and fiscal year ended December 31, 2020, and any adjustments identified by the Company’s auditors in the course of their review and audit, as applicable, of such financial statements; the potential impacts on the Company’s business, reputation, relationships, results of operations, cash flows and financial condition as a result of the proposed acquisition (the “Merger”) of the Company by Cisco Systems, Inc. (“Cisco”) pursuant to the agreement and plan of merger (the “Merger Agreement”) by and among the Company, Cisco and Amarone Acquisition Corp., termination of the Merger, uncertainty with respect to the Merger or litigation relating to the Merger; pending or potential litigation against the Company or its directors or officers related to the Merger, the Merger Agreement or termination thereof, including the litigation instituted by Cisco against the Company, and any adverse outcome of such litigation; the effects of announcements relating to the Merger and the Merger Agreement, including with respect to the termination thereof and challenges to the termination thereof; the costs, fees, expenses and other charges related to the Merger, including with respect to related litigation; risks that the Merger and litigation relating to the Merger may divert management’s attention from the Company’s ongoing business operations, disrupt the Company’s operations and result in potential difficulties in the Company’s ability to attract and retain employees; the Company’s ability to maintain its listing on the Nasdaq Global Select Market; uncertainty regarding the extent to which the coronavirus disease, COVID-19, pandemic and related response measures will adversely affect the Company’s business, results of operations, cash flows and financial condition, or the business and financial condition of the Company's customers and suppliers; the Company’s ability to sustain or increase revenue from its larger customers, generate revenues from new customers, or offset the discontinuation of concentrated purchases by its larger customers with purchases by new or existing customers; the Company’s ability to anticipate the timing and scale of demand for its products, including from its largest customers; the adverse impact of negative economic conditions created or exacerbated by the ongoing COVID-19 pandemic; the Company’s expectations regarding expenses and revenue, its ability to maintain and expand gross profit, the sufficiency of the Company’s cash resources and needs for additional financing; the Company’s ability to produce products free of problems, defects, errors and vulnerabilities; the Company’s anticipated growth strategies, its expectations regarding competition, the anticipated trends and challenges in the Company’s business and the markets in which it operates; the Company’s expectations regarding, and the capacity and stability of, its supply chain and manufacturing; the size and growth of the potential markets for the Company’s products and the ability to serve those markets; the scope, progress, expansion and costs of developing and commercializing the Company's products; the timing, rate and degree of introducing any of its products into the market and the market acceptance of any of its products; the Company’s ability to establish and maintain development partnerships; the Company's ability to attract or retain key personnel; the Company’s expectations regarding federal, state and foreign regulatory requirements, including export controls, tax law changes and interpretations, economic sanctions and anti-corruption regulations; regulatory or legislative developments in the United States and foreign countries, including trade policy and tariffs and export control laws or regulations that could impede its ability to sell its products to its customer ZTE Kangxun Telecom Co. Ltd. or any of its affiliates or that could impede its ability to sell its products to other customers in certain foreign jurisdictions, particularly in China, or that could impede sales by such customers in the United States; the Company’s ability to obtain and maintain intellectual property protection for its products; and other risks set forth under the caption “Risk Factors” in the Company’s public reports filed with the SEC, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 and in other filings that the Company may make with the SEC from time to time. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as indicative of future events. Acacia Communications assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

SCHEDULE A
ACACIA COMMUNICATIONS, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended December 31, 2020		Full Year Ended December 31, 2020
	Low End of Range	High End of Range	Low End of Range	High End of Range
Non-GAAP Net Income
GAAP net income	$31,678	$35,363	$87,693	$91,378
Stock-based compensation	7,390	7,570	33,606	33,786
Warranty and other charges due to manufacturing process quality issue	(265)	(295)	(1,003)	(1,033)
Litigation related costs and settlement reserves	—	—	8,000	8,000
Inventory write-offs	—	—	(132)	(132)
Acquisition related costs	500	600	2,133	2,233
Tax effect of excluded items	(676)	(720)	(5,960)	(6,005)
Valuation allowance adjustments	(336)	(336)	(854)	(854)
Non-GAAP net income	$38,291	$42,182	$123,483	$127,373

Non-GAAP diluted EPS
GAAP diluted EPS	$0.73	$0.82	$2.03	$2.11
Stock-based compensation	0.17	0.18	0.78	0.78
Warranty and other charges due to manufacturing process quality issue	(0.01)	(0.01)	(0.02)	(0.02)
Litigation related costs and settlement reserves	—	—	0.18	0.19
Inventory write-offs	—	—	—	—
Acquisition related costs	0.01	0.01	0.05	0.05
Tax effect of excluded items	(0.01)	(0.02)	(0.14)	(0.14)
Valuation allowance adjustments	(0.01)	(0.01)	(0.02)	(0.02)
Non-GAAP diluted EPS	$0.88	$0.97	$2.86	$2.95

Weighted-average shares used to compute GAAP and non-GAAP diluted EPS	43,340	43,340	43,233	43,233

SOURCE Acacia Communications, Inc.

For further information:

Investor Relations Contact:
Monica Gould
Office: (212) 871-3927
Email: IR@acacia-inc.com

Lindsay Savarese
Office: (212) 331-8417
Email: IR@acacia-inc.com

Public Relations Contact:
Kelly Karr
Office: (408) 718-9350
Email: PR@acacia-inc.com